Exhibit 10.10

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                             BROWARD COUNTY, FLORIDA

                                       AND

                           HEICO AEROSPACE CORPORATION


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                                 LOAN AGREEMENT

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                           Dated as of October 1, 1996



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               The interest of Broward County, Florida (the "Issuer") in this
Loan Agreement has been assigned (except for amounts payable under Sections 4.2(b), 7.2 and 8.4 hereof) pursuant to the Indenture of Trust dated as of the date hereof from the Issuer to SunTrust Bank, Nature Coast, as trustee (the "Trustee"), and is subject to the security interest of the Trustee thereunder.

                                 LOAN AGREEMENT



               THIS LOAN AGREEMENT, dated as of October 1, 1996, between BROWARD COUNTY, FLORIDA (the "Issuer") a political subdivision of the State of Florida (the "State") and HEICO AEROSPACE CORPORATION, a corporation organized and existing under the laws of the State of Florida (the "Company");



                              W I T N E S S E T H:

               That the parties hereto, intending to be legally bound hereby, and for and in consideration of the premises and the mutual covenants hereinafter contained, do hereby covenant, agree and bind themselves as follows: provided, that any obligation of the Issuer created by or arising out of this Agreement shall never constitute a debt or a pledge of the faith and credit or the taxing power of the Issuer or any political subdivision or taxing district of the State of Florida but shall be payable solely out of the Trust Estate (as defined in the Indenture), anything herein contained to the contrary by implication or otherwise notwithstanding:

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                                           ARTICLE I

                                          DEFINITIONS

               All capitalized, undefined terms used herein shall have the same meanings as used in Article I of the hereinafter defined Indenture. In addition, the following words and phrases shall have the following meanings:

               "Company Representative" means the authorized representative of the Company empowered to act on behalf of the Company in the manner described herein.

               "Cost" with respect to the Project shall be deemed to include all items permitted to be financed under the provisions of the Code and the Act.

               "Default" means any Default under this Agreement as specified in and defined by Section 8.1 hereof.

               "Indenture" means the Indenture of Trust dated as of this date between the Issuer and the Trustee, pursuant to which the Bonds are authorized to be issued, and any amendments and supplements thereto.

               "Issuance Costs" means all costs that are treated as costs of issuing or carrying the Bonds under existing Treasury Department regulations and rulings, including, but not limited to, (a) underwriter's spread (whether realized directly or derived through purchase of the Bonds at a discount below the price at which they are expected to be sold to the public); (b) counsel fees (including bond counsel, underwriter's counsel, Issuer's counsel, Company counsel, as well as any other specialized counsel fees incurred in connection with the issuance of the Bonds); (c) financial adviser fees incurred in connection with the issuance of the Bonds; (d) rating agency fees; (e) Trustee fees incurred in connection with the issuance of the Bonds; (f) paying agent and certifying and authenticating agent fees related to issuance of the Bonds; (g) accountant fees related to the issuance of the Bonds; (h) printing costs of the Bonds and of the preliminary and final offering materials; (I) publication costs associated with the financing proceedings; (j) Issuer's closing fee of .5% of the aggregate principal amount of Bonds issued and (k) costs of engineering and feasibility studies necessary to the issuance of the Bonds; provided, that bond insurance premiums and certain credit enhancement fees, to the extent treated as interest expense under applicable regulations, shall not be treated as "Issuance Costs."

               "Issuance Fee" means a fee of 1/2 of 1% of up to the first $4 million of the aggregate principal amount of Bonds, which equals $17,500 to which are issued to be payable to the Broward Economic Development Council.

               "Issuer Representative" means the authorized representative of the Issuer empowered to act on behalf of the Issuer in the manner described herein.

               "Mortgage" means the Mortgage and Security Agreement dated as of October 1, 1996 from HEICO Aerospace Corporation to SunTrust Bank, South Florida, National Association and Broward County.

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               "Net proceeds of the sale of the Bonds" means the proceeds from the sale of the Bonds reduced by amounts in a reasonably required reserve or replacement fund.

               "Plans and Specifications" means the plans and specifications for the Project submitted to the Bank and the Trustee.

               "Project" means the Project Site, the Project Facilities and the Project Equipment.

               "Project Equipment" means the items of machinery, equipment, or other tangible property described in EXHIBIT B hereof located on the Project Site or used in connection within the Project Facilities and purchased with Bond proceeds.

               "Project Facilities" means those certain buildings or improvements to buildings and all other facilities and improvements forming a part of the Project existing or to be renovated, expanded or rehabilitated on the Project Site and not constituting part of the Project Equipment, as they may at any time exist, and which are described generally in EXHIBIT A hereto.

               "Project Site" means the site located at 3000 Taft Street in the City of Hollywood, Broward County, Florida on which the Project Facilities are situated, and any other interests in real property, leasehold interests, easements, licenses, and rights in real property hereafter acquired by the Company with proceeds of the Bonds for use in connection with the Project.

               "Qualified Project Costs" means costs and expenses of the Project which constitute land costs or costs for property of a character subject to the allowance for depreciation excluding specifically working capital and inventory costs, provided, however, that (i) costs or expenses paid more than sixty (60) days prior to the adoption by the Issuer of its resolution on May 28, 1996, declaring its intent to reimburse Project expenditures with Bond proceeds, shall not be deemed to be Qualified Project Costs; (ii) Issuance Costs shall not be deemed to be Qualified Project Costs; (iii) interest during the Construction Period shall be allocated between Qualified Project Costs and other costs and expenses to be paid from the proceeds of the Bonds; (iv) interest following the Construction Period shall not constitute a Qualified Project Cost; (v) letter of credit fees and munici- pal bond insurance premiums which represent a transfer of credit risk shall be allocated between Qualified Project Costs and other costs and expenses to be paid from the proceeds of the Bonds; and (vi) letter of credit fees and municipal bond insurance premiums which do not represent a transfer of credit risk shall not constitute Qualified Project Costs.

               "Requisition" means a written request for a disbursement from the Construction Fund, signed by a Company Representative, substantially in the form attached hereto as Exhibit C and satisfactorily completed as contemplated by said form.

               "State" means the State of Florida.

               "Term of Agreement" means the term of this Agreement as specified in Section 9.1 hereof.

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                                   ARTICLE II


                    REPRESENTATIONS, COVENANTS AND WARRANTIES


               SECTION 2.1. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE ISSUER. The Issuer represents, covenants and warrants that:

               (a) The Issuer is a political subdivision of the State of Florida. Under the provisions of the Act, the Issuer is authorized to enter into the transactions contemplated by this Agree- ment and the Indenture and to carry out its obligations hereunder and thereunder. The Issuer has been duly authorized to execute and deliver this Agreement and the Indenture.

               (b) The Issuer covenants that it will not pledge the amounts derived from this Agreement other than as contemplated by the Indenture.

               SECTION 2.2. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE COMPANY. The Company represents, covenants and warrants that:

               (a) The Company is a corporation duly organized and validly existing under the laws of the State of Florida. The Company is not in violation of any provision of its Articles of Incorporation, as amended, has the corporate power to enter into this Agreement, and has duly authorized the execution and delivery of this Agreement, and is qualified to do business and is in good standing under the laws of the State.

               (b) The Company agrees that during the Term of Agreement it will maintain its existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another legal entity or permit one or more other legal entities to consolidate with or merge into it, without the prior written consent of the Issuer, the Bank and the Trustee.

               (c) Neither the execution and delivery of this Agreement, the Mortgage, the Guaran- ty, the Remarketing Agreement, the Credit Agreement, the Tender Agent Agreement or the Pledge Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions hereof or thereof conflicts with or results in a breach of the terms, conditions, or provisions of any agreement or instrument to which the Company is now a party or by which the Company is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company under the terms of any such instrument or agreement.

               (d) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, known to be pending or threatened against or affecting the Company or any of its officers, wherein an unfavorable decision, ruling, or finding would materially adversely affect the transactions contemplated by this Agreement or which would adversely affect, in any way, the validity or enforceability of the Bonds, this Agreement, the Mortgage, the Guaranty, the Pledge Agreement, the Tender Agent Agreement, the Credit Agreement, the Remarketing Agreement, or any agreement or instrument to which

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        the Company is a party, used or contemplated for use in the consummation of the transactions contemplated hereby.

               (e) The Project, to the best of the knowledge of the Company, is of the type authorized and permitted by the Act, and its estimated Cost is not less than $3,500,000.

               (f) The proceeds from the sale of the Bonds will be used only for payment of Costs of the Project.

               (g) The Company will use due diligence to cause the Project to be operated in accordance with the laws, rulings, regulations and ordinances of the State and the depart- ments, agencies and political subdivisions thereof. The Company has obtained or caused to be obtained all requisite approvals of the State and of other federal, state, regional and local governmental bodies for the renovation, expansion, rehabilitation, improving and equipping of the Project.

               (h) The Company will fully and faithfully perform all the duties and obligations which the Issuer has covenanted and agreed in the Indenture to cause the Company to perform and any duties and obligations which the Company is required in the Indenture to perform. The foregoing shall not apply to any duty or undertaking of the Issuer which by its nature cannot be delegated or assigned.

               (i) The issuance of the Bonds by the Issuer and the lending of the proceeds thereof to the Company to enable the Company to renovate, expand, rehabilitate and equip the Project have induced the Company to locate the Project in the County which will directly result in an increase in employment opportunities in the County.

               SECTION 2.3. TAX-EXEMPT STATUS OF THE BONDS. The Company hereby represents, warrants and agrees that the Tax Certificate and the Tax Regulatory Agreement executed and delivered by the Company concurrently with the issuance and delivery of the Bonds is true, accurate and complete in all material respects as of the date on which executed and delivered.

               SECTION 2.4. NOTICE OF DETERMINATION OF TAXABILITY. Promptly after the Company first becomes aware of any Determination of Taxability, the Company shall give written notice thereof to the Issuer and the Trustee.

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                                   ARTICLE III

                          ACQUISITION AND CONSTRUCTION
                                 OF THE PROJECT;
                              ISSUANCE OF THE BONDS



               SECTION 3.1. AGREEMENT TO RENOVATE, EXPAND, REHABILITATE AND EQUIP THE PROJECT. The Company agrees to make all contracts and do all things necessary for the renovation, expansion, rehabilitation and equipping of the Project, with or without advertising for bids, and the Company agrees that it will cause the Project Facilities to be constructed on the Project Site substantially in accordance with the Plans and Specifications and that it will cause the Project Equipment to be installed therein or located thereon. The Company may make such change orders as it deems necessary or desirable provided, however, that any change orders the cost of which, either individual- ly or in the aggregate, shall exceed $100,000 shall be subject to the prior written approval of the Bank.

               The Company further agrees that it will renovate, expand, rehabilitate and equip the Project with all reasonable dispatch and use its best efforts to cause renovation, expansion, rehabilita- tion, equipping, and occupancy of the Project Facilities to be completed by October 1, 1999, or as soon thereafter as may be practicable, delays caused by FORCE MAJEURE as defined in Section 8.1 hereof only excepted; but if for any reason such renovation, expansion, rehabilitation and equipping is not completed by said date there shall be no resulting liability on the part of the Company and no diminution in or postponement of the payments required in Section 4.2 hereof to be paid by the Company and the Company further agrees to keep the Project free of all encumbrances except the permitted encumbrances set forth in Exhibit D and to subject to the lien and security interest of the Mortgage each item of Project Equipment prior to the delivery of the Bonds. The Company shall obtain mortgagee title insurance in an amount not less than the principal amount of the Series 1996 Bonds insuring the Issuer's and the Trustee's interest under the Mortgage and a current survey of the Project Site certified to the Issuer and the Trustee.

               SECTION 3.2. AGREEMENT TO ISSUE THE BONDS; APPLICATION OF BOND PROCEEDS. In order to provide funds for the payment of a portion of the Cost of the Project, the Issuer, concurrent- ly with the execution of this Agreement, will issue, sell, and deliver the Bonds and deposit the net proceeds thereof with the Trustee in the Construction Fund.

               SECTION 3.3. DISBURSEMENTS FROM THE CONSTRUCTION FUND. The Issuer has, in the Indenture, authorized and directed the Trustee to make disbursements from the Construction Fund to pay the Costs of the Project, or to reimburse the Company for any Cost of the Project paid by the Company. The Trustee shall not make any disbursement from the Construction Fund until the Company shall have provided the Trustee with a Requisition approved by the Bank in advance.

               SECTION 3.4. FURNISHING DOCUMENTS TO THE TRUSTEE. The Company agrees to cause such Requisitions to be directed to the Trustee as may be necessary to effect payments out of the Construction Fund in accordance with
Section 3.3 hereof.

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               SECTION 3.5.  ESTABLISHMENT OF COMPLETION DATE.

               (a) The Completion Date shall be evidenced to the Issuer and the Trustee by a certificate signed by a Company Representative stating that, except for amounts retained by the Trustee at the Company's direction to pay any Cost of the Project not then due and payable, (i) construction of the Project has been substantially completed and all costs then due of labor, services, materials and supplies used in such construction have been paid, (ii) all equipment for the Project has been installed, such equipment so installed is suitable and sufficient for the operation of the Project, and all costs then due and expenses incurred in the acquisition and installation of such equipment have been paid, and (iii) all other facilities necessary in connection with the Project have been renovated, expanded, rehabilitated and equipped and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. Forthwith upon completion of the renovation, expansion, rehabilitation and equipping of the Project, the Company agrees to cause such certificate to be furnished to the Issuer and the Trustee. Upon receipt of such certificate, the Trustee shall retain in the Construction Fund a sum equal to the amounts necessary for payment of the Costs of the Project not then due and payable according to such certificate. If any such amounts so retained are not subsequently used, prior to any transfer of said amounts to the General Account of the Bond Fund as provided below, the Trustee shall give notice to the Company of the failure to apply said funds for payment of the Costs of the Project. Any amount not to be retained in the Construction Fund for payment of the Costs of the Project, and all amounts so retained but not subsequently used, shall be transferred by the Trustee into the General Account of the Bond Fund.

        (b) As of the Completion Date, if at least ninety-five percent (95%) of the net proceeds of the sale of the Bonds have not been used to pay Qualified Project Costs, any amount (exclusive of amounts retained by the Trustee in the Construction Fund for payment of Costs of the Project not then due and payable) remaining in the Construction Fund shall be transferred by the Trustee into the General Account of the Bond Fund and used by the Trustee (a) to redeem, or to cause the redemption of, Bonds on the earliest redemption date permitted by the Indenture without a premium, (b) to purchase Bonds on the open market prior to such redemption date at prices not in excess of one hundred percent (100%) of the principal amount of such Bonds, or (c) for any other purpose provided that the Trustee is furnished with an opinion of Bond Counsel to the effect that such use is lawful under the Act and will not require that interest on the Bonds be included in gross income for federal income tax purposes. Until used for one or more of the foregoing purposes, such segregated amount may be invested as permitted by the Indenture provided that prior to any such investment the Trustee is provided with an opinion of Bond Counsel to the effect that such investment will not require that interest on the Bonds be included in gross income for federal income tax purposes.

               SECTION 3.6. COMPANY REQUIRED TO PAY IN EVENT CONSTRUCTION FUND INSUFFICIENT. In the event the moneys in the Construction Fund available for payment of the Costs of the Project should not be sufficient to pay the Costs of the Project in full, the Company agrees to complete the Project and to pay that portion of the Costs of the Project in excess of the moneys available therefor in the Construction Fund. The Issuer does not make any warranty, either express or implied, that the moneys paid into the Construction Fund and available for payment of the Costs of the Project will be sufficient to pay all of the Costs of the Project. The Company agrees that if after exhaustion of the moneys in the Construction Fund, the Company should pay any portion of the Costs of the Project pursuant to the provisions of this Section, the Company shall not be entitled to any reimbursement

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therefor from the Issuer, the Trustee or the Owners of any of the Bonds, nor
shall the Company be entitled to any diminution of the amounts payable under
Section 4.2 hereof. Costs of the Project shall include, but not be limited to, conveyance, transfer and recording costs and all taxes and charges related thereto.

               SECTION 3.7. SPECIAL ARBITRAGE CERTIFICATIONS. The Company and the Issuer covenant not to cause or direct any moneys on deposit in any fund or account to be used in a manner which would cause the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148 of the Code, and the Company certifies and covenants to and for the benefit of the Issuer and the Owners of the Bonds that so long as there are any Bonds Outstanding, moneys on deposit in any fund or account in connection with the Bonds, whether such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148 of the Code.

               SECTION 3.8. DAMAGE, DESTRUCTION OR LOSS OF PROPERTY; OBLIGATION TO REBUILD; USE OF INSURANCE PROCEEDS AND CONDEMNATION AWARDS. If prior to full payment of all Bonds (or provision for payment thereof having been made in accordance with the provisions of the Inden- ture), the Project, or any part or component of the Project shall be damaged or destroyed, by whatever cause, or shall be taken by any public authority or entity in the exercise of or acquired under the threat of the exercise of its power of eminent domain, there shall be no abatement or reduction in the Loan Installments payable under this Agreement, and the Company will apply any insurance proceeds or condemnation awards resulting from claims for such losses or takings as provided in this Section.

               If prior to full payment of all Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the Project, or any part or component of the Project shall be damaged, destroyed, or the Project or any part or component of the Project, the Project Site shall be taken by eminent domain or the threat of exercise of eminent domain, the Company shall promptly give, or cause to be given, written notice thereof to the Issuer, the Bank and the Trustee. All proceeds received from such property insurance with respect to the Project and all condemnation awards with respect to the Project shall be deposited with the Trustee to the credit of the Construction Fund. Following the occurrence of such an event with respect to the Project, the Company shall have the option of (1) continuing to pay all amounts payable hereunder and to the extent permitted below proceeding promptly to repair, rebuild, restore or replace the property damaged, destroyed or taken, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and, with respect to the Project, and as will comply with the limitations contained in this Agreement, and the Trustee will deposit such proceeds to the credit of the Construction Fund and make such disbursements therefrom, in accordance with
Section 3.3 hereof, as may be necessary to pay the cost of such repair, rebuilding or restoration, either on completion thereof or as the work progresses or (2) requesting the Issuer to cause the Bonds to be redeemed in accordance with the terms of the Indenture.

               SECTION 3.9. PURSUIT OF REMEDIES AGAINST CONTRACTORS, SUBCONTRACTORS AND SURETIES. In the event of default of any contractor or subcontractor, if any, under any contract made by it in connection with the Project, the Company will promptly proceed, either separately or in conjunc-

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tion with others, to exhaust its remedies against the contractor or subcontractor so in default and against each surety for the performance of such contract. The Company agrees forthwith to take such actions as may be necessary or required to protect the interests of all parties with respect to the Project unless directed to the contrary by the Trustee. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing that are needed to pay a portion of the cost of the Project shall be paid into the applicable account in the Construction Fund.


                                   ARTICLE IV

                           LOAN PROVISIONS; SUBSTITUTE
                                LETTER OF CREDIT


               SECTION 4.1. LOAN OF PROCEEDS. The Issuer agrees, upon the terms and conditions contained in this Agreement and the Indenture, to lend to the Company the proceeds received by the Issuer from the sale of the Bonds. Such proceeds shall be disbursed to or on behalf of the Company as provided in
Section 3.3 hereof.

               SECTION 4.2.  AMOUNTS PAYABLE.

               (a) The Company hereby covenants and agrees to repay the loan, as follows: on or before any Interest Payment Date for the Bonds or any other date that any payment of interest, premium, if any, or principal or Purchase Price is required to be made in respect of the Bonds pursuant to the Indenture, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in immediately available funds, a sum which, together with any other moneys available for such payment in any account of the Bond Fund, will enable the Trustee to pay the amount payable on such date as Purchase Price or principal of (whether at maturity or upon redemption or acceleration or otherwise), premium, if any, and interest on the Bonds as provided in the Indenture; provided, however, that the obligation of the Company to make any payment hereunder shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Bank to the Trustee under the Letter of Credit.

               It is understood and agreed that all payments payable by the Company under subsection (a) of this Section 4.2 are assigned by the Issuer to the Trustee for the benefit of the Owners of the Bonds. The Company assents to such assignment. The Issuer hereby directs the Company and the Company hereby agrees to pay to the Trustee at the Principal Office of the Trustee all payments payable by the Company pursuant to this subsection.

               (b) The Company will also pay the Issuance Fee and reasonable expenses of the Issuer related to the issuance of the Bonds and incurred upon the written request of the Company and all reasonable ongoing costs and expenses for any continuing duties or obligations of the Issuer related in any respect to the Bonds, this Agreement, the Indenture or any other documents executed in connection therewith after the issuance of the Bonds.

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               (c) The Company will also pay the reasonable fees and expenses of the Trustee under the Indenture and all other amounts which may be payable to the Trustee under Section 10.02 of the Indenture, such amounts to be paid directly to the Trustee for the Trustee's own account as and when such amounts become due and payable.

               (d) The Company covenants, for the benefit of the Owners of the Bonds, to pay or cause to be paid, to the Tender Agent, such amounts as shall be necessary to enable the Tender Agent to pay the Purchase Price of Bonds delivered to it for purchase, all as more particularly described in Sections 3.08, 4.01, 4.02 and 4.04 of the Indenture; PROVIDED, HOWEVER, that the obligation of the Company to make any such payment under this subsection (d) shall be reduced by the amount of moneys available for such payment described in subsection (I) of Section 4.05 of the Indenture; and PROVIDED, FURTHER, that the obligation of the Company to make any payment under this subsection (d) shall be deemed to be satisfied and discharged to the extent of the corresponding payment made by the Bank under the Letter of Credit.

               (e)(i) In the event the Company should fail to make any of the payments required in this Section 4.2, which are not otherwise paid by the Bank, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon, to the extent permitted by law, from the date when such payment was due, at the rate of interest borne by the Bonds. (ii) In the event the Company should fail or refuse to comply with the provisions of this Agreement or the Mortgage or the Indenture after the Letter of Credit Termination Date, and such default continues for thirty (30) days after written notice has been given by the Trustee, the Trustee may proceed, subject to Section 9.03 of the Indenture, to protect and enforce the rights of the Owners by mandamus or by action or suit in equity.

               SECTION 4.3. OBLIGATIONS OF COMPANY UNCONDITIONAL. The obligations of the Company to make the payments required in Section 4.2 and to perform and observe the other agreements contained herein and in the Mortgage shall be absolute and unconditional and shall not be subject to any defense or any right of setoff, counterclaim or recoupment arising out of any breach by the Issuer or the Trustee of any obligation to the Company, whether hereunder or other- wise, or out of any indebtedness or liability at any time owing to the Company by the Issuer or the Trustee, and, until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company (i) will not suspend or discontinue any payments provided for in Section 4.2 hereof, (ii) will perform and observe all other agreements contained in this Agreement and in the Mortgage and (iii) except as otherwise provided herein, will not terminate the Term of Agreement for any cause, including, without limiting the generality of the foregoing, failure of the Company to complete the renovation, expansion, rehabilitation and equipping of the Project, the occurrence of any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, destruction of or damage to the Project, the taking by eminent domain of title to or temporary use of any or all of the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either thereof or any failure of the Issuer or the Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agree- ment. Nothing contained in this Section shall be construed as a waiver of any rights of the Company or to release the Issuer or the Trustee from the performance of any of the agreements on its part herein contained or contained in the Indenture or the Mortgage, and in the event the Issuer or the

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Trustee should fail to perform any such agreement on its part, the Company may institute such action against the Issuer or the Trustee as the Company may deem necessary to compel performance so long as such action does not abrogate the obligations of the Company contained in the first sentence of this Section.

               SECTION 4.4. SUBSTITUTE LETTER OF CREDIT. During the period in which the Bonds bear interest at the Adjustable Rate, the Company may provide for the delivery to the Trustee of a Substitute Letter of Credit. Any Substitute Letter of Credit shall be delivered to the Trustee not less than sixty (60) days prior to the expiration of the Letter of Credit it is being issued to replace, shall be dated as of a date prior to the expiration date of the Letter of Credit for which the same is to be substituted (which date may be subsequent to the date of delivery of such Substitute Letter of Credit, but in any case such Substitute Letter of Credit shall become effective prior to the expiration of the Letter of Credit for which it is substituted), and shall expire on a date which is fifteen days after an Interest Payment Date for the Bonds. On or before the date of such delivery of a Substitute Letter of Credit to the Trustee, the Company shall furnish to the Trustee (a) written evidence from each rating agency by which the Bonds are then rated, to the effect that such rating agency has reviewed the proposed Substitute Letter of Credit and that the substitution of the proposed Substitute Letter of Credit will not, by itself, result in the reduction or withdrawal of the then applicable rating(s) of the Bonds; (b) a written opinion of Bond Counsel stating that the delivery of such Substitute Letter of Credit will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes; and (c) a written opinion of counsel to the Substitute Bank to the effect that the Substitute Letter of Credit is a legal, valid, binding and enforceable obligation of the Substitute Bank in accordance with its terms.

                                    ARTICLE V

                            PREPAYMENT AND REDEMPTION


               SECTION 5.1. PREPAYMENT AND REDEMPTION. The Company shall have the option to prepay its obligations hereunder and under the Mortgage at the times and in the amounts as neces- sary to exercise its option to cause the Bonds to be redeemed as set forth in the Indenture and in the Bonds. The Company hereby agrees that it shall prepay its obligations hereunder at the times and in the amounts as necessary to accomplish the mandatory redemption of the Bonds as set forth in the Indenture and in the Bonds. The Issuer, at the request of the Company, shall forthwith take all steps (other than the payment of the money required for such redemption) necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the Outstanding Bonds, as may be specified by the Company, on the date established for such redemption.

                                          ARTICLE VI

                                       SPECIAL COVENANTS

               SECTION 6.1. NO WARRANTY OF CONDITION OR SUITABILITY BY ISSUER. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE PROJECT OR THE CONDITION THEREOF, OR THAT THE PROJECT WILL BE SUITABLE FOR THE PURPOSES OR NEEDS OF THE COMPANY. THE ISSUER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT THE COMPANY WILL HAVE QUIET AND PEACEFUL POSSESSION OF THE PROJECT. THE ISSUER MAKES NO REPRESENTATION OR WARRAN- TY, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION OR WORKMANSHIP OF ANY PART OF THE PROJECT OR ITS SUITABILITY FOR THE COMPAN- Y'S PURPOSES.

               SECTION 6.2. ACCESS TO THE PROJECT. The Company agrees that the Issuer, the Bank, the Trustee and their duly authorized agents, attorneys, experts, engineers, accountants and representatives shall have the right to inspect the Project during regular business hours and on reasonable notice. The Issuer, the Bank, the Trustee and their duly authorized agents shall also be permitted, at all reasonable times, to examine the books and records of the Company with respect to the Project.

               SECTION 6.3. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS. The Issuer and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the expressed intention of this Agreement and the Mortgage.

               SECTION 6.4. ISSUER AND COMPANY REPRESENTATIVES. Whenever under the provisions of this Agreement the approval of the Issuer or the Company is required or the Issuer or the Company is required to take some action at the request of the other, such approval or such request shall be given for the Issuer by an Issuer Representative and for the Company by a Company Representative. The Trustee shall be authorized to act on any such approval or request.

               SECTION 6.5. FINANCIAL REPORTS. After the Conversion Date, and so long as any of the Bonds are Outstanding, the Company shall furnish or cause to be furnished to the Trustee and the Issuer the following information:

               (a) Within one hundred twenty (120) days after the close of each fiscal year of the Company consolidated financial statements of the Company, and thereafter a balance sheet of the Company as of the end of such fiscal year and statements of income and surplus of the Company for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail and certified by certified public accountants of recognized standing.

               (b) Within sixty (60) days after the close of each of the first three quarters of the Company's fiscal year, a balance sheet of the Company as of the end of such quarter, and a statement of income and surplus of the Company for such quarter and for the period from the beginning of the then fiscal year to the end of such quarter, prepared in accordance with generally accepted accounting principles consistently applied (subject to year-end adjustments), in reasonable detail and certified by a Company Representative.

               (c) Upon request, copies of all such regular or periodic reports, which are available for public inspection which the Company may be required to file with any federal or state department, bureau, commission, or agency.

               (d) Within one hundred twenty (120) days after the end of each fiscal year, a certificate of a Company Representative stating whether the Company is in compliance with all covenants and agreements made by the Company in this Agreement and the Mortgage.

               SECTION 6.6. FINANCING STATEMENTS. The Company agrees to execute and file or cause to be executed and filed any and all financing statements or amendments thereof or continua- tion statements necessary to perfect and continue the perfection of the security interests granted in the Indenture and the Mortgage. The Company shall pay all costs of filing such instruments.

               SECTION 6.7. MAINTENANCE OF PROJECT. The Issuer and the Company agree that the Company will (i) maintain, repair and operate the Project; and
(ii) pay, prior to any penalties accruing or the same becoming delinquent, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against the Company or the Issuer with respect to the Project or any portion thereof or with respect to the original issuance of the Bonds, including, without limiting the generality of the foregoing, any taxes levied against the Company or the Issuer upon or with respect to the income or profits of the Issuer from the Project or a charge on the loan payments due hereunder prior to or on a parity with the charge under the Indenture thereon and the pledge or assignment thereof to be created and made in the Indenture, and including all ad valorem taxes lawfully assessed upon the Project, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project, all assessments and charges lawfully made by any governmental body against the Company or the Issuer on the loan payments due hereunder; provided, however, that nothing in this subsection (ii) shall require the payment of any such tax or charge or make provision for the payment thereof, so long as the validity thereof shall be contested in good faith by the Company by appropriate legal or administra- tive proceedings, and further provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the Term of the Agreement.

               SECTION 6.8.  UNDERTAKING TO PROVIDE ONGOING DISCLOSURE.

               (a) This Section 6.8 constitutes the written undertaking for the benefit of the holders of the Bonds required by Section (b)(5)(i) of Securities and Exchange Commission Rule 15c2-12 under the Securities Exchange Act of 1934, as amended (17 CFR Part 240, ss. 240. 15c2-12) (the "Rule"), and shall apply when and if the Company exercises the Conversion Option. It is the Company's express intention that this Section 6.8 be assigned pursuant to and in accor-dance with the terms of the Indenture to the Trustee for the benefit of the Bondholders and that the Trustee and each Bondholder be a beneficiary of this
Section 6.8 with the right to enforce this Section 6.8 directly against the Company. Capitalized terms used in this Section 6.8 and not otherwise defined in this Agreement shall have the meanings assigned such terms in subsection (d) hereof.

               (b) The Company, as an "obligated person" within the meaning of the Rule, undertakes to provide the following information as provided in this
Section 6.8:

               (1)    Annual Financial Information;

               (2)    Financial Statements, if any; and

               (3)    Material Event Notices.

        (c) (1) Subject to the terms of this Section 6.8, the Company shall while any Bonds are Outstanding provide the Annual Financial Information to the Trustee on or before April 1 of each year after the election of the Conversion Option (the "Submission Date"), and the Trustee shall provide to the Issuer and to each then existing NRMSIR and the SID, if any, such Annual Financial Information on or before April 30 of each year (the "Report Date") while any Bonds are Outstand- ing or, if not received by the Trustee by the Submission Date, then within fifteen (15) Business Days of its receipt by the Trustee. The Company shall include with each submission of Annual Financial Information to the Trustee and the Issuer a written representation addressed to the Trustee and the Issuer to the effect that the Annual Financial Information is the Annual Financial Informa- tion required by this Section 6.8 and that it complies with the applicable requirements of this Section 6.8. The Company may adjust the Submission Date and the Report Date if the Company changes its fiscal year by providing written notice of the change of fiscal year and the new Submission Date and Report Date to the Trustee, the Issuer, each then existing NRMSIR and the SID, if any; provided that the new Report Date shall be one hundred twenty
(120) days after the end of the new fiscal year and the new Submission Date shall be thirty (30) days prior to the Report Date, and provided further that the period between the final Report Date relating to the former fiscal year and the initial Report Date relating to the new fiscal year shall not exceed one year in duration. It shall be sufficient if the Company provides to the Trustee and the Issuer and the Trustee provides to each then existing NRMSIR and the SID, if any, the Annual Financial Information by specific reference to documents previously provided to each NRMSIR and the SID, if any, or filed with the Securities and Exchange Commission and, if such a document is a final official statement within the meaning of the Rule, available from the Municipal Securities Rulemak- ing Board.

               (2) If not provided as part of the Annual Financial Information, the Company shall provide Financial Statements to the Trustee when and if available while Bonds are Outstanding and the Trustee shall then promptly provide the Issuer, each then existing NRMSIR and the SID, if any, with such Financial Statements.

               (3) (i) If a Material Event occurs while any Bonds are Outstanding, the Company shall provide a Material Event Notice to the Trustee in a timely manner and the Trustee shall promptly provide to the Issuer, the Municipal Securities Rulemaking Board and the SID, if any, such Material Event Notice. Each Material Event Notice shall be so captioned and shall prominently state the date, title and CUSIP numbers of the Bonds.

            (ii) The Trustee shall promptly advise the Company whenever, in the course of per- forming its duties as Trustee under the Indenture, the Trustee identifies an occurrence which, if material, would require the Company to provide a Material Event Notice pursuant to clause (2)(i); provided that the failure of the Trustee so to advise the Company shall not constitute a breach by the Trustee of any of its duties and responsibilities hereunder.

               (4) The Trustee shall, without further direction or instruction from the Compa- ny, provide in a timely manner to the Municipal Securities Rulemaking Board and to the SID, if any, notice of any failure while any Bonds are Outstanding by the Trustee to provide to each then existing NRMSIR and the SID, if any, Annual Financial Information on or before the Report Date (whether caused by failure of the Company to provide such information to the Trustee by the Submission Date or for any other reason). For the purposes of determining whether information received from the Company is Annual Financial Information, the Trustee shall be entitled conclusively to rely on the Company's written representation made pursuant to clause (c)(1) of this Section 6.8.

               (5) If the Company provides to the Trustee information relating to the Company or the Bonds, which information is not designated as a Material Event Notice, and directs the Trustee to provide such information to information repositories, the Trustee shall provide such information in a timely manner to the Issuer, the Municipal Securities Rulem- aking Board and the SID, if any.

               (d) The following are the definitions of the capitalized terms used in this Section and not otherwise defined in this Agreement.

               (1) "Annual Financial Information" means the financial information (which shall be based on financial statements prepared in accordance with generally accepted accounting principles ("GAAP")) or operating data with respect to the Company, provided at least annually, of the type included in the official statement or other offering document utilized in connection with the remarketing of Bonds after the Conversion Option, which Annual Financial Information shall include Financial Statements.

               (2) "Financial Statements" means the Company's annual financial statements, prepared in accordance with GAAP, and if audited, accompanied by the report of the certified public accountant.

               (3) "Material Event" means any of the following events, if material, with respect to the Bonds.

                (i) Principal and interest payment delinquencies;

                (ii) Non-payment related defaults;

                (iii) Unscheduled draws on debt service reserves reflecting financial difficulties;

                (iv) Unscheduled draws on credit enhancements reflecting financial difficulties;

                (v) Substitution of credit or liquidity providers, or their failure to perform;

                (vi) Adverse tax opinions or events affecting the tax-exempt status of the security;

                (vii) Modifications to rights of security holders;

                (viii) Bond calls;

                (ix) Defeasances;

                (x) Release, substitution, or sale of property securing repayment of the securi- ties; and

                (xi) Rating changes.

               (4) "Material Event Notice" means written or electronic notice of a Material Event.

               (5) "NRMSIR" means a nationally recognized municipal securities information repository, as recognized from time to time by the Securities and Exchange Commission for the purposes referred to in the Rule; the NRMSIRs as of the date of this Agreement being as follows:

               Thomson Municipal Services, Inc. of New York
               Moody's Investor's Service (NRMSIR) of New York
               Kenny Information Systems, Inc. of New York
               Bloomberg Municipal Reposites of Princeton, New Jersey Disclosure Inc. of Bethesda, Maryland
               R.R. Donnelley Financial of Hudson, Massachusetts

               (6) "SID" means a state information depository as operated or designated by the State as such for the purposes referred to in the Rule.

        (e) Unless otherwise required by law and subject to technical and economic feasibility, the Company and the Trustee shall employ such methods of information transmission as shall be requested or recommended by the designated recipients of the Company's information.

        (f) The continuing obligation hereunder of the Company to provide Annual Financial Information and Material Event Notices and the Trustee's obligations under this Section 6.8 shall terminate immediately once the Bonds no longer are Outstanding. This Section 6.8, or any provision hereof, shall be null and void in the event that the Company delivers to the Trustee and the Issuer an opinion of Bond Counsel to the effect that those portions of the Rule which require this
Section 6.8, or any such provisions, are invalid, have been repealed retroactively or otherwise do not apply to the Bonds; provided that the Trustee shall have provided notice of such delivery and the cancellation of this Section
6.8 to each then existing NRMSIR and the SID, if any. This

Section 6.8 may be amended without the consent of the Bondholders, but only upon the delivery by the Company to the Trustee and the Issuer of the proposed amendment and an opinion of nationally recognized bond counsel to the effect that such amendment, and giving effect thereto, will not adversely affect the compliance of this Section and by the Company with the Rule; provided that the Trustee shall have provided notice of such delivery and of the amendment to each then existing NRMSIR and the SID, if any.

        (g) Any failure by the Company to perform in accordance with this
Section 6.8 shall not constitute an "Event of Default" under Article VIII hereof, and the rights and remedies provided by Article VIII upon the occurrence of an "Event of Default" shall not apply to any such failure. Neither the Issuer nor the Trustee shall have any power or duty to enforce this Section 6.8.

        (h) The Company shall reimburse the Trustee for any expenses incurred by the Trustee in complying with the requirements of this Section 6.8.

        (i) The Company shall comply with the requirements of Rule 15c2-12.

                                   ARTICLE VII

                          ASSIGNMENT, SELLING, LEASING;
                      INDEMNIFICATION; REDEMPTION INSURANCE

               SECTION 7.1. ASSIGNMENT, SELLING AND LEASING. This Agreement may be assigned and the Project may be sold or leased, as a whole or in part, with the prior written consent of the Bank and the Issuer, but without the necessity of obtaining the consent of the Trustee; PROVIDED, however, that no such assignment, sale or lease shall, in the opinion of Bond Counsel, result in interest on any of the Bonds becoming includable in gross income for federal income tax purposes, or shall otherwise violate any provisions of the Act; PROVIDED FURTHER, however, that no such assignment, sale or lease shall relieve the Company and the Guarantors of any of its obligations under this Agreement for the period of time from the date of this Agreement to the date of such transfer unless the assignee, purchaser or lessee shall have executed an assumption agreement reasonably satisfactory to the Issuer and the Issuer shall have consented to such assignment, sale or lease which consent shall not be unreasonably withheld whereupon the Company shall be relieved of its obligations under this Agreement and from and after the date of such assumption, the Company shall no longer be liable thereupon.

               SECTION 7.2.  RELEASE AND INDEMNIFICATION COVENANTS.

               (a) The Company shall and hereby agrees to indemnify and save the Issuer and the Trustee harmless against and from all claims by or on behalf of any person, firm, corporation or other legal entity arising from the conduct or management of, or from any work or thing done on, the Project during the Term of Agreement, including without limitation, (i) any condition of the Project, (ii) any breach or default on the part of the Company in the performance of any of its obligations under this Agreement, (iii) any act or negligence of the Company or of any of its agents, contractors, servants, employees or licensees or (iv) any act or negligence of any assignee or lessee of the Company, or of any agents, contractors, servants, employees or licensees of any assignee or lessee of the Company. The Company shall indemnify and save the Issuer and the Trustee harmless from any such claim arising as aforesaid, or in connection with any action or proceeding brought thereon, as well as from any claim arising from the presence, disposal, release or threatened release of any Hazardous Substances (as such term is defined in the Environmental Indemnification Agreement dated as of October 1, 1996 between the Company and the Bank) and upon notice from the Issuer or the Trustee, the Company shall defend them or either of them in any such action or proceeding. The provisions of this Section shall survive the payment in full of the obligations due hereunder.

               (b) Notwithstanding the fact that it is the intention of the parties hereto that the Issuer shall not incur any pecuniary liability by reason of the terms of this Agreement or the undertakings required of the Issuer hereunder, by reason of the issuance of the Bonds, by reason of the execution of the Indenture or by reason of the performance of any act requested of the Issuer by the Company, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulation pertaining to the foregoing; nevertheless, if the Issuer should incur any such pecuniary liability, then in such event the Company shall indemnify and hold the Issuer harmless against all claims, demands or causes of action whatsoever, by or on behalf of any person, firm or corporation or other legal entity arising out of the same or out of any information provided by the

Company in any offering statement in connection with the sale or resale of the Bonds and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and upon notice from the Issuer, the Company shall defend the Issuer in any such action or proceeding. All references to the Issuer in this Section 7.2 shall be deemed to include its commissioners, directors, officers, employees, and agents.

               Notwithstanding anything to the contrary contained herein, the Company shall have no liability to indemnify the Issuer against claims or damages resulting from the Issuer's own gross negligence or willful misconduct or to indemnify the Trustee against claims or damages resulting from the Trustee's own negligence or willful misconduct.

               Notwithstanding anything to the contrary contained herein, this provision 7.2 shall remain in effect after the termination of this Agreement.

               SECTION 7.3. ISSUER TO GRANT SECURITY INTEREST TO TRUSTEE. The parties hereto agree that pursuant to the Indenture, the Issuer shall assign to the Trustee, in order to secure payment of the Bonds, all of the Issuer's right, title, and interest in and to this Agreement, except for the Issuer's rights under Sections 4.2(b), 7.2 and 8.4 hereof.

               SECTION 7.4. INDEMNIFICATION OF TRUSTEE. The Company shall and hereby agrees to indemnify the Trustee for, and hold the Trustee harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) incurred without gross negligence or willful misconduct by the Trustee and arising out of or in connection with its acting as Trustee under the Indenture.

               SECTION 7.5. MAINTENANCE, OPERATION AND INSURING OF PROJECT; TAXES; NO OPERATION OF PROJECT BY ISSUER. The Company hereby agrees that it will at its own expense maintain and operate all portions of the Project during their useful lives or until they are replaced with facilities necessary in their operation. The Company further agrees that, except for taxes contested in good faith, it will pay all taxes levied with respect to the Project and the income therefrom and that it will at its own expense keep the Project properly insured against loss or damage from such perils usually insured against by businesses operating or owning like properties and maintain public liability insurance and all such worker's compensation or other similar insurance as may be required by law. Evidence of such insurance will be furnished to the Trustee, Issuer and the Bank upon request. Nothing contained in this Agreement shall be deemed to authorize or require the Issuer to operate the Project or to conduct any business enterprise in connection therewith.

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES


               SECTION 8.1. DEFAULTS DEFINED. The following shall be "Defaults" under this Agreement and the term "Default" shall mean, whenever it is used in this Agreement, any one or more of the following events:

               (a) Failure by the Company to pay any amount required to be paid under subsection (a) or (d) of Section 4.2 hereof.

               (b) Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in Section 8.1(a), for a period of thirty (30) days after written notice specifying such failure and requesting that it be remedied shall have been given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if correc- tive action is instituted by the Company within the applicable period and diligently pursued until such failure is corrected.

               (c) The dissolution or liquidation of the Company, except as authorized by Section 2.2 hereof, or the voluntary initiation by the Company of any proceeding under any federal or state law relating to bankruptcy, insolvency, arrangement, reorganization, readjustment of debt or any other form of debtor relief, or the initiation against the Company of any such proceeding which shall remain undismissed for sixty (60) days, or failure by the Company to promptly have discharged any execution, garnishment or attachment of such consequence as would impair the ability of the Company to carry on its operations at the Project, or assignment by the Company for the benefit of creditors, or the entry by the Company into an agreement of composition with its creditors or the failure generally by the Company to pay its debts as they become due.

               (d)    The occurrence of a Default under the Indenture.

The provisions of subsection (b) of this Section are subject to the following limitation: if by reason of FORCE MAJEURE the Company is unable in whole or in part to carry out any of its agreements contained herein (other than its obligations contained in Article IV hereof), the Company shall not be deemed in Default during the continuance of such inability. The term "FORCE MAJEURE" as used herein shall mean, without limitation, the following: acts of God; strikes or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the State or of any of their departments, agencies or officials, or of any civil or military authority; insurrections; riots; landslides; earthquakes; fires; storms; droughts; floods; explosions; breakage or accident to machinery, transmission pipes or canals; and any other cause or event not reasonably within the control of the Company. The Company agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreement, provided that the settlement of strikes and other industrial disturbances shall be entirely within the discretion of the Company and the Company shall not be required to settle strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

               SECTION 8.2. REMEDIES ON DEFAULT. Whenever any Default referred to in Section 8.1 hereof shall have happened and be continuing, the Trustee, or the Issuer with the written consent of the Trustee, may take one or any combination of the following remedial steps:

               (a) If the Trustee has declared the Bonds immediately due and payable pursuant to Section 9.02 of the Indenture, by written notice to the Company, declare an amount equal to all amounts then due and payable on the Bonds, whether by acceleration of maturity (as provided in the Indenture) or otherwise, to be immediately due and payable, whereupon the same shall become immediately due and payable;

               (b) Have reasonable access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the Company during regular business hours of the Company if reasonably necessary in the opinion of the Trustee; or

               (c) Take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and obser- vance of any obligation, agreement or covenant of the Company under this Agreement.

               Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture, except for anything collected pursuant to Section 4.2(b), 7.2 or 8.4 hereof which shall be applied to costs related thereto.

               SECTION 8.3. NO REMEDY EXCLUSIVE. Subject to Section 9.02 of the Indenture, no remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the Owners of the Bonds, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements herein contained.

               SECTION 8.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Company should default under any of the provisions of this Agreement and the Issuer should employ attorneys or incur other expenses for the collection of payments required hereunder or the enforce- ment of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer the reason- able fee of such attorneys and such other expenses so incurred by the Issuer.

               SECTION 8.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                   ARTICLE IX
                                  MISCELLANEOUS


               SECTION 9.1 TERM OF AGREEMENT. This Agreement shall remain in full force and effect from the date hereof to and including October 1, 2011 or until such time as all of the Bonds and the fees and expenses of the Issuer and the Trustee and all amounts payable to the Bank under the Credit Agreement shall have been fully paid or provision made for such payments, whichever is later; provided, however, that this Agreement may be terminated prior to such date pursuant to Article V of this Agreement.

               SECTION 9.2. NOTICES. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered mail, postage prepaid, addressed as follows:

If to the Issuer:                  Broward County, Florida
                                   Broward County Finance and Administrative
                                     Services Department
                                   115 South Andrews Avenue, Room 121
                                   Fort Lauderdale, Florida 33301
                                   Attention: Assistant Finance Director

    with a copy to:

                                   County Attorney's Office
                                   Broward County Governmental Center
                                   115 South Andrews Avenue, Suite 423
                                   Fort Lauderdale, Florida  33301
                                   Attention:  Lori Smith-Lalla, Esq.

If to the Trustee:                 SunTrust Bank, Nature Coast
                                    c/o SunTrust Bank, Central Florida, National
                                    Association

                                   225 East Robinson Street, Suite 250
                                   Orlando, Florida 32801
                                   Attention:  Corporate Trust  Department

If to the Company:                 HEICO Aerospace Corporation
                                   3000 Taft Street
                                   Hollywood, Florida  33521
                                   Attention: Treasurer

   with a copy to:

                                   Weil, Gotshal & Manges LLP
                                   701 Brickell Avenue, Suite 2100
                                   Miami, Florida 33131
                                   Attention: Richard A. Morrison, Esq.

If to the Bank:                    SunTrust Bank, South Florida, National
                                          Association
                                   501 East Las Olas Boulevard
                                   Fort Lauderdale, Florida  33301
                                   Attention:  Corporate Banking Division

with a copy to:

                                   SunTrust Bank, Atlanta
                                   c/o SunTrust International
                                   Services Inc.
                                   25 Park Place, 16th Floor-3706
                                   Atlanta, Georgia 30303
                                   Attention:  Corporate Banking Division


If to the issuer of a              Its address designated in
Substitute Letter of Credit:       writing to the Trustee

If to the Remarketing Agent:       Its Principal Office


If to the Tender Agent:            SunTrust Bank, Nature Coast
                                   c/o SunTrust Bank, Central Florida, National
                                         Association
                                   225 East Robinson Street, Suite 250
                                   Orlando, Florida 32801
                                   Attention:  Corporate Trust Department

If to Moody's:                     Moody's Investors Service, Inc.
                                   99 Church Street
                                   New York, New York 10007
                                   Attention: Corporate Department,
                                    Structured Finance Group

If to S&P:                         Standard & Poor's Ratings Group
                                   The McGraw Hill Companies
                                   25 Broadway
                                   New York, New York 10004
                                   Attention:  Corporate Finance Department

A duplicate copy of each notice, certificate or other communication given hereunder by the Issuer or the Company shall also be given to the Trustee and the Bank. The Issuer, the Company, the Trustee and the Bank may, by written notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

               SECTION 9.3 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company, the Bank, the Trustee, the Owners of Bonds and their

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



respective successors and assigns, subject, however, to the limitations contained in Section 2.2(b) hereof.

               SECTION 9.4. SEVERABILITY. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invali- date or render unenforceable any other provision hereof.

               SECTION 9.5. AMOUNTS REMAINING IN FUNDS. Subject to the provisions of Section 6.11 of the Indenture, it is agreed by the parties hereto that any amounts remaining in any account of the Bond Fund, the Construction Fund, or any other fund (other than the Rebate Fund) created under the Indenture upon expiration or earlier termination of this Agreement, as provided in this Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and the fees and expenses of the Trustee in accordance with the Indenture, shall belong to and be paid to the Company by the Trustee.

               SECTION 9.6. AMENDMENTS, CHANGES AND MODIFICATIONS. Subsequent to the issuance of Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), and except as otherwise herein expressly provided, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee and, prior to the Letter of Credit Termination Date and payment of all amounts payable to the Bank under the Credit Agreement, the consent of the Bank, in accordance with the provisions of the Indenture.

               SECTION 9.7. EXECUTION IN COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

               SECTION 9.8. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State.

               SECTION 9.9. CAPTIONS. The captions and headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.

               IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

(SEAL)                                         BROWARD COUNTY, FLORIDA



Attest:                                        By:______________________________
                                                   Title:  Chair


By:___________________________________
   Title:  Assistant County Administrator





(SEAL)                                         HEICO AEROSPACE CORPORATION



Attest:                                        By:______________________________
                                                   Title:


By: ___________________________________
    Title:

                                    EXHIBIT A

                               PROJECT FACILITIES


        The Project Facilities consist of an approximately 147,000 square foot manufacturing facility located at 3,000 Taft Street, Hollywood, Florida.

                                    EXHIBIT B

                                PROJECT EQUIPMENT



Laser cutting, drilling and welding equipment
Product development test and design equipment
Furniture and work stations
Machinery
Miscellaneous support and other equipment, all to the extent purchased with the proceeds of the Bonds, and located or used at the Project Facilities

                                    EXHIBIT C

                               REQUISITION NO. ___

                                 BROWARD COUNTY
                      Industrial Development Revenue Bonds
                     (HEICO Aerospace Corporation Project),
                                   Series 1996

                             REQUISITION FOR PAYMENT
                      --------------------------------------

               HEICO Aerospace Corporation, referred to herein and in the Loan Agreement (the "Agreement") dated as of October 1, 1996, between Broward County, Florida (the "Issuer") and HEICO Aerospace Corporation, a Florida corporation (the "Company"), does hereby make application to SunTrust Bank, Nature Coast, as trustee (the "Trustee") under the Indenture of Trust (the "Indenture") between the Issuer and the Trustee, dated as of October 1, 1996, for reimburse- ment or payment of advances, payments and obligations made or incurred by the Company in connection with the renovation, expansion, rehabilitation and equipping of the Project Facilities (as defined in the Agreement) and the issuance, delivery and sale of the $3,500,000 Broward County Industrial Development Revenue Bonds (HEICO Aerospace Corporation Project), Series 1996, as provided for or contemplated in the Agreement and the Indenture.

               All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement and the Indenture.

               The Company does hereby request disbursement of the amounts as set forth on EXHIBIT A attached to this certificate, for reimbursement to the Company for payments made to, or incurred for, the contractors or payees listed on EXHIBIT A or for direct payment to the payees listed on EXHIBIT A, all as provided on EXHIBIT A.

               The undersigned further certifies that:

                  (i) the obligations described in EXHIBIT A (which includes a description of the purpose and circumstances of such obligations in reasonable detail and the name and address of the persons to whom such obligations are owed and which is accom- panied by bills, invoices, or statements of account for, or other written evidence of, such obligations) in the stated amounts have been incurred in connection with the issuance and sale of the Bonds or the financing, planning, design, renovation, expansion, rehabilitation and equipping of the Project;

                 (ii) such obligations are permitted Costs of the Project, are proper charges against the account in the Construction Fund and have not been the basis for any previous disbursement from any account in the Construction Fund;

                (iii) no item in EXHIBIT A represents any portion of an obligation which the Company is, as of the date hereof, entitled to retain under any retained percentage agreement;

                 (iv) insofar as any obligation described in EXHIBIT A was incurred for labor, services, materials, supplies or equipment (i) such labor and services were actually performed in a satisfactory manner in connection with the renovation, expansion, rehabilitation and equipping of the Project and (ii) such materials, supplies and equipment were actually used in connection with the acquisition, construction and equipping of the Project or were delivered to the Project Site (and remain at the Project Site) for that purpose;

                  (v) all sums previously advanced by the Trustee have been used solely for purposes permitted by the Indenture and the specific items which are the subject of this requisition will be so used;

                 (vi) there has not been recorded or filed with or served upon the Compa- ny, notice of any lien, right to lien or attachment upon or claim affecting the right to receive payment of, any moneys payable to any of the persons or firms named in this requisition, which has not been released or will not be released simultaneously with the payment of such obligation;

                (vii) each item in EXHIBIT A is or was appropriate in connection with the renovation, expansion, rehabilitation and equipping of the Project, as noted in EXHIBIT A;

               (viii) the use of the disbursements requested hereunder will not result in the covenants made by the Company in the Agreement being violated. Accordingly, one of the following statements applies to the requested disbursement:

                      (a) If all disbursements from the Construction Fund to be used to pay Issuance Costs have not yet been made, the disbursement requested hereunder will be used only to pay either Qualified Project Costs or Issuance Costs.

                      (b) If all Issuance Costs to be paid with proceeds of the Bonds have previously been requisitioned but the aggregate Qualified Project Costs paid with previous disbursements and to be paid with the disbursement requested hereunder do not equal or exceed substantially all of the Costs of the Project paid (or to be paid) with the requested and all previous disbursements, the disbursement requested hereunder will be used only for Qualified Project Costs.

                      (c) If all Issuance Costs to be paid with proceeds of the Bonds have previously been requisitioned and the aggregate Qualified Project Costs paid with previous disbursements equals or exceeds substantially all of the Costs of the Project paid with those previous disbursements, the disbursement requested hereunder, when added to all disbursements under previous requisitions, will not result in less than substantially all of the total of such disbursements having been used to pay Qualified Project Costs;

                 (ix) all disbursements related to Issuance Costs of the Bonds, requested hereunder, when added to all disbursements for such Issuance Costs under previous requisitions, will not result in more than two percent (2%) of the proceeds of the Bonds having been drawn from the Construction Fund or otherwise used to pay such Issuance Costs;

                  (x) no Event of Default under the Indenture has occurred and is continu- ing and there exists no event or condition which, with the giving of notice or the passage of time would constitute an Event of Default under the Indenture; and

                 (xi) after payment of such disbursement, sufficient amounts will remain in the Construction Fund, taking into account investment earnings thereon, to pay all remaining unpaid costs of the Project which are to be financed with proceeds of the Bonds.

               Dated as of ___________, 199_.


                                             HEICO Aerospace Corporation

                                             By:_______________________________


                                             Its:______________________________


Approved by SunTrust Bank, South Florida, National Association

By:__________________________
   Authorized Representative

                                    EXHIBIT D


        Those matters set forth in Schedule B - Section 2 of the Commitment for Title Insurance issued by Chicago Title Insurance Company, which is identified as Commitment No. _____________________________ and bears an effective date of October __, 1996.

                                    EXHIBIT E

                                  FORM OF NOTE

AFTER THE ENDORSEMENT OF THIS NOTE AS HEREIN PROVIDED, THIS NOTE MAY NOT BE ASSIGNED, PLEDGED, ENDORSED OR OTHERWISE TRANSFERRED EXCEPT TO A SUCCESSOR OF THE TRUSTEE UNDER THE TRUST INDENTURE REFERRED TO IN THE LOAN AGREEMENT REFERRED TO HEREIN.


                                 PROMISSORY NOTE


$3,500,000                                                     October 18, 1996

        FOR VALUE RECEIVED, HEICO Aerospace Corporation, a corporation organized and existing under the laws of the State of Florida (the "Borrower"), by this promissory note promises to pay to the order of Broward County, Florida (the "Issuer") the principal sum of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000) which principal amount shall be due and payable on October 1, 2011.

        The Borrower further agrees to pay interest on the unpaid principal amount from the date of authentication and delivery of the Series 1996 Bonds until the principal amount and all interest thereon is paid in full which shall be paid on each Interest Payment Date (as defined in the Indenture hereinaf- ter mentioned) at the rate of interest equal to the Adjustable Rate (as defined in the Indenture) or the Fixed Rate (as defined in the Indenture), as applicable.

        This Promissory Note is the "Note" referred to in the Loan Agreement dated as of October 1, 1996 (the "Loan Agreement"), between the Borrower and the Issuer and is entitled to the benefits thereof and subject to the conditions thereof. Terms not otherwise defined herein shall have the definitions set forth in the Loan Agreement.

        Under the Loan Agreement, the Issuer has loaned to the Borrower the proceeds received from the sale of the Issuer's $3,500,000 Industrial Development Revenue Bonds (HEICO Aerospace Corporation Project), Series 1996 (the "Series 1996 Bonds"). The Series 1996 Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Indenture of Trust between the Issuer and SunTrust Bank, Nature Coast, as Trustee (the "Trustee") dated as of October 1, 1996 (the "Indenture" or the "Trust Indenture"). The Series 1996 Bonds bear interest at the Adjustable Rate prior to the Conversion Date (as defined in the Indenture) and at the Fixed Rate on or subsequent to the Conversion Date. Such interest is payable on the applicable Interest Payment Dates. This Note shall bear interest at the Adjustable Rate or the Fixed Rate, whichever is applicable, during the same periods as such rates are borne by the Series 1996 Bonds.

        Borrower shall make payments of principal and interest on this Note in amounts which will be sufficient to enable the Issuer to pay when due the total amount of principal of (whether at maturity, upon acceleration or otherwise), premium, if any, and interest on the Series 1996 Bonds. To the extent that principal of, premium, if any, or interest on the Series 1996 Bonds shall be paid, there shall be credited against unpaid principal of or interest on this Note, as the case may be, an amount equal to the principal of or interest on the Series 1996 Bonds so paid. The principal of, premium, if any, and interest on this Note are payable in immediately available funds of any coin or currency of the United States of America which on the respective dates of payment thereof shall be legal tender for the payment of public and private debts.

        In addition, the Borrower agrees to pay when due in immediately available funds all other amounts at the time the Issuer or the Trustee, on behalf of the Issuer, may be required to pay the same pursuant to the Loan Agreement, the Series 1996 Bonds or the Indenture.

        The obligation of the Borrower to make the payments required hereunder shall be absolute and unconditional without any defense, recoupment or right of set-off by reason of any default by the Issuer under the Loan Agreement or for any other reason.

        Upon the occurrence of an Event of Default specified in the Loan Agreement, the unpaid principal hereof interest hereon may become forthwith due and payable as provided in the Loan Agreement, and in the event the Borrower shall fail to pay any amount required to be paid under this Note when due, the Borrower shall pay interest on such amount at a rate per annum equal to the Adjustable Rate or the Fixed Rate, as applicable to the Series 1996 Bonds at the time of such occurrence, or the maximum rate permitted by law, whichever is lower.

        The Borrower may at its option, and may under certain circumstances be required to, prepay all or any part of the unpaid principal of this Note upon the terms provided in the Loan Agreement.

        The Borrower hereby promises to pay all costs of collection, including reasonable attorneys' fees and disbursements, without regard to any statutory presumption, in the case of a default under this Note or the Loan Agreement. The Borrower hereby waives presentment, protest and notice of protest or dishonor.

        This Note shall be construed in accordance with the laws of the State of Florida.

               IN WITNESS WHEREOF, the Borrower has caused this instrument to be executed in its corporate name by its duly authorized officer and its corporate seal to be affixed hereto all as of the date first above written.

                                       HEICO AEROSPACE CORPORATION

[SEAL]                                 By:    _______________________________

                                       Name:  _______________________________

                                       Title: _______________________________

                                   ENDORSEMENT


        Pay to the order of SunTrust Bank, Nature Coast, as Trustee for the benefit of the Bondholders under the Trust Indenture dated as of October 1, 1996, between the Issuer and the Trustee, without recourse. This endorsement is given and made without any warranty as to the authority and genuineness of the signature of the maker of the foregoing Promissory Note.

        This 18th day of October, 1996.


                                     BROWARD COUNTY, FLORIDA



                                     By:    _______________________________


                                     Title: _______________________________